Exhibit 32.2

Certification of Principal Financial Officer, pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Energizer Tennis, Inc. a Nevada corporation (the “Company”) on Form 10-K for the year ending April 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ella German, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Energizer Tennis, Inc., and will be retained by Energizer Tennis, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ ELLA GERMAN
Ella German Chief Financial Officer, Treasurer, and Secretary August 5, 2014